Exhibit (k)(7)

Execution Version

CREDIT AGREEMENT

Dated as of March 29, 2024

by and among

FIRST TRUST REAL ASSETS FUND

as the Borrower,

THE OTHER PARTIES HERETO THAT ARE DESIGNATED AS LOAN PARTIES

and

TRISTATE CAPITAL BANK,

as the Lender

EXHIBITS

A	Form of Certificate of Beneficial Ownership
B	Underlying Funds
C	Declaration of Trust
D	Form of Request for Loans
E	Form of Compliance Certificate

SCHEDULES

1.1	Subsidiary Governing Agreements
1.1(a)	Designated Accounts
1.1(b)	Disbursement Account
4.6	Liabilities
4.9	Litigation
4.15	Governmental Approvals and Intellectual Property
4.19	Chief Executive Office
7.1	Liens
7.2	Debt

-i-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of March 29, 2024, among FIRST TRUST REAL ASSETS FUND, a Delaware statutory trust (the “Borrower”), the other Loan Parties signatories hereto, and TRISTATE CAPITAL BANK, a Pennsylvania state chartered bank (the “Lender”). The parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1          Defined Terms.

(a)           Defined Terms. In addition to terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the following meanings:

“Adjusted Eligible Asset Value”: As of any date of determination, the Net Asset Value of the Borrower’s (i) Eligible Cash, plus (ii) Eligible Investments, and minus (iii) Illiquid Assets.

“Adjusted One Month Term SOFR”: The sum of: (a) One Month Term SOFR and (b) [ ]%.

“Administration Agreement”: That certain Administration, Fund Accounting and Recordkeeping Agreement, dated March 31, 2022, by and between the Administrator and the Borrower, and as the same may be further amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Administrator”: UMB Fund Services, Inc., a Wisconsin corporation.

“Affiliate”: As applied to any Person (the “Specified Person”), any other Person directly or indirectly controlling, controlled by, or under common control with, the Specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Specified Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement”: This Credit Agreement, together with all exhibits and schedules hereto, as amended, supplemented or modified from time to time.

“Alternative Asset Classes”: Each of the following asset classes of the Borrower: (a) “Private Equity”, (b) “Real Estate” and (c) “Alternative Credit”.

“Angel Oak”: Angel Oak Capital Advisors, LLC, a Delaware limited liability company.

“Applicable Floor”: [ ] percent ([ ]%) per annum.

“Applicable Margin”: [ ]% per annum with respect to Base Rate Loans, and [ ]% per annum with respect to Applicable Rate Loans.

“Applicable Rate”: For any Loan, the Benchmark, subject to the provisions of Section 3.8 and Section 3.12.

“Applicable Rate Loan”: A Loan that bears interest based on the Benchmark.

“Asset”: Any direct ownership interest of a Person in any kind of property or asset, whether real, personal, or mixed real and personal, or whether tangible or intangible. For the avoidance of doubt, Assets of Borrower shall include all Permitted Investments and all interests Borrower holds, directly or indirectly (whether through another Loan Party or otherwise), in the Underlying Funds.

“Assignment Agreement”: An Assignment of Contracts and Agreements, dated on or about the date hereof, in form and substance satisfactory to the Lender, executed and delivered by the Borrower and the other Loan Parties signatory thereto to the Lender, as amended, modified or supplemented from time to time.

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.12(d).

“Base Rate”: At any time, the greater of (a) the Prime Rate, and (b) the Federal Funds Effective Rate plus [ ]%.

“Base Rate Loans”: Loans bearing interest at a rate based upon the Base Rate.

“Benchmark”: Initially, Adjusted One Month Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.12(a).

“Benchmark Replacement”: With respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date:

(a)           Daily Simple SOFR; or

(b)           the sum of: (i) the alternate benchmark rate that has been selected by the Lender giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: The period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.12.

“Beneficial Owner”: For each Loan Party, both of the following: (a) each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct Borrower.

“Borrowing”: Each borrowing of a Loan under Section 2.1.

“Business Day”: A day other than a Saturday, Sunday or a day on which commercial banks in Pittsburgh, Pennsylvania are authorized or required by Law to close.

“Cash Equivalents”: All (a) Dollar-denominated time deposits, insured certificates of deposit, overnight bank deposits or bankers’ acceptances issued or accepted by (i) Lender or (ii) any commercial bank that is (A) organized under the Laws of the United State of America, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of [ ] and (b) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a) above with maturities as set forth in the proviso below, (ii) has net assets in excess of [ ] and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States of America, provided, however, that the maturities of all investments specified in clause (a) above shall not exceed 365 days.

“Capital Lease”: As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Certificate of Beneficial Ownership”: For each Loan Party, a certificate in substantially the form of Exhibit A attached hereto (as the same may be amended, supplemented or modified by Lender from time to time in its discretion), certifying, among other things, the Beneficial Owner of such Loan Party.

“Change in Control”: Any one or more of the following:

(a)            the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Borrower or any other Loan Party to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

(b)            (i) the liquidation or dissolution of the Borrower, any other Loan Party or the Investment Advisor, or (ii) the adoption of a plan relating to the dissolution or liquidation of Borrower, any other Loan Party or the Investment Advisor; or

(c)            the Investment Advisor ceases to act as the primary investment advisor to the Borrower.

“Closing Date”: March 29, 2024.

“Code”: The Internal Revenue Code of 1986, as amended, and any successor statute or provision thereof.

“Collateral”: Collectively, (i) the Collateral (as defined in the Security Agreement) and (ii) all other property, assets, contracts, interests, and rights on or in which a Lien is granted to the Lender by any Person as security for all or any portion of the Obligations from time to time, whether pursuant to this Agreement, any Security Document or otherwise.

“Commitment” or “Commitments”: The commitment of the Lender to make Revolving Loans to the Borrower pursuant to Article II of this Agreement in the amount or amounts referred to therein.

“Compliance Certificate”: The certificate provided in accordance with Section 6.1(c) of this Agreement in substantially the form attached hereto as Exhibit E.

“Conforming Changes”: With respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Custodian”: UMB Bank, n.a., in its capacity as custodian under the Custody Agreement.

“Custody Agreement”: The Amended and Restated Custody Agreement dated January 30, 2023 by and between the Borrower and the Custodian, as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Daily Simple SOFR”: For any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion.

“Debt”: As applied to any Person, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business for which payment is due and is made within 90 days or less), (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured has been assumed by that Person or is nonrecourse to the credit of that Person, (f) obligations in respect of letters of credit, (g) obligations under Hedging Contracts (the amount of which shall be determined by reference to the termination cost on the date of determination), and (h) guarantees of, or similar obligations with respect to, any of the foregoing of any other Person; provided that guaranties provided in connection with traditional non-recourse Debt for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions (the so-called “bad acts” carveout exceptions), shall not be deemed Debt for purposes of this Agreement.

“Declaration of Trust”: The Amended and Restated Agreement and Declaration of Trust of First Trust Real Assets Fund, dated as of June 15, 2022, as amended, restated, supplemented or otherwise modified as permitted hereby, a copy of which is in effect on the Closing Date and is attached hereto as Exhibit C.

“Default Rate”: [ ] % above the highest rate which would otherwise be applicable to the Loans pursuant to Section 2.3.

“Designated Account” and “Designated Accounts”: Individually and collectively, respectively,

(i) each of the Deposit Accounts, Commodity Accounts and Securities Accounts listed on Schedule 1.1(a) attached hereto and incorporated herein by reference; and

(ii) each such other Deposit Account, Commodity Account and Securities Account of a Loan Party (located within the United States) designated, in writing, and from time to time, by Borrower to Lender as a “Designated Account”.

“Designated Hedge Agreement”: Any rate or currency swap, cap or collar agreement or any other agreement designed to hedge risk with respect to interest rate or currency fluctuations, whether or not pursuant to a Master Agreement.

“Disbursement Account”: The custodial account identified and listed on Schedule 1.1(b) attached hereto and incorporated herein by reference, whether the same constitutes a Deposit Account, Commodity Account or Securities Account.

“Distributor”: First Trust Portfolios L.P., an Illinois limited partnership.

“Distribution Agreement”: That certain Distribution Agreement, dated as of November 1, 2021 by and among the Distributor and each Fund (as defined therein) party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Dollars” and “$”: The lawful currency of the United States of America.

“Eligible Cash”: Unrestricted cash and unrestricted Cash Equivalents of the Borrower that are (i) in Deposit Accounts, Commodity Accounts or Securities Accounts that are subject to a control agreement in favor of Lender in form and substance satisfactory to Lender in all respects and maintained by a branch office of a financial institution located within the United States of America, (ii) subject to a valid, perfected and first-priority security interest and Lien in favor of Lender and (iii) free and clear of any adverse claim thereupon. If any cash or Cash Equivalents at any time cease to be Eligible Cash, such cash and Cash Equivalents shall be immediately excluded from the calculation of Eligible Cash. For the avoidance of doubt, “Eligible Cash” shall exclude all unrestricted cash and unrestricted Cash Equivalents of FTRAF Sub1 LLC.

“Eligible Daily Liquid Investment”: As of any date of determination, any Permitted Investment of the Borrower which (i) can be liquidated and converted into cash not later than two (2) Business Days following a request to liquidate the same, (ii) is subject to a valid, perfected and first-priority security interest and Lien in favor of Lender and (iii) is free and clear of any other adverse claim thereupon. For the avoidance of doubt, “Eligible Daily Liquid Investments” shall exclude all Permitted Investments held or owned by FTRAF Sub1 LLC.

“Eligible Investment”: As of any date of determination and without duplication, any Eligible Daily Liquid Investment and any Permitted Investment of the Borrower in a Quarterly Liquid Sub-Strategies Asset Class or an Alternative Asset Class, in each case which is (i) subject to a valid, perfected and first-priority security interest and Lien in favor of Lender and (ii) free and clear of any adverse claim thereupon. For the avoidance of doubt, “Eligible Investments” shall exclude all Permitted Investments held or owned by FTRAF Sub1 LLC.

“Eligible Quarterly Liquid Investment”: as of any date of determination, any Permitted Investment of the Borrower in a Quarterly Liquid Sub-Strategies Asset Class which is (i) subject to a valid, perfected and first-priority security interest and Lien in favor of Lender and (ii) free and clear of any other adverse claim thereupon. For the avoidance of doubt, “Eligible Daily Liquid Investments” shall exclude all Permitted Investments held or owned by FTRAF Sub1 LLC.

“Employee Benefit Plan”: Any employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

“Equity Interests”: With respect to any Person, (a) all of the shares of capital stock of, or other ownership or profit interests in, such Person, whether voting or non-voting, and including any partnership, membership or trust interests, (b) all securities, instruments, or Debt convertible into or exchangeable for any of the foregoing, whether directly or indirectly, and (c) all warrants, options and other rights to purchase or acquire any of the foregoing, whether directly or indirectly.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

“ERISA Affiliate”: As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event”: (a) A “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations), or (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(1) (2) or 4068(f) of ERISA, or (c) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; or (d) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, or (e) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (f) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (g) the imposition of a lien pursuant to Section 412(n) of the Code.

“Event of Default”: As defined in Section 8.1.

“Excluded Swap Obligation”: With respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the obligations or guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Expiration Date”: March 28, 2025.

“Federal Funds Effective Rate”: On any day, a fluctuating interest rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average rate (rounded upward to the nearest 1/100th of 1%) charged to the Lender on such day on such transactions as determined by the Lender.

“Fund of Funds Agreement”: That certain Fund of Funds Investment Agreement dated as of March 17, 2023, by and between Borrower and Pender, as amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Fund Policies”: Collectively, (i) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Prospectus as in effect on the Closing Date and which may be changed only by a vote of a majority of the Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act), and (ii) all policies limiting the incurrence of Debt by the Borrower set forth in its Prospectus as in effect on the Closing Date, as the same may be further amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“GAAP”: United States generally accepted accounting principles applied on a consistent basis.

“Governing Documents”: With respect to any Person, the declaration of trust, certificate or articles of incorporation, by-laws, certificate of formation, partnership agreement, limited liability company agreement, operating agreement, any certificate of designation, or similar documents, establishing classes or series of Equity Interests, and any other organizational or constituent document of such Person.

“Governmental Approval”: Any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

“Governmental Authority”: Any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Guaranteed Obligations”: As defined in Section 9.1.

“Guarantor”: As defined in Section 9.1.

“Hedging Contract”: Any rate or currency swap, cap or collar agreement or any other agreement designed to hedge risk with respect to interest rate or currency fluctuations, whether or not pursuant to a Master Agreement.

“Illiquid Assets”: As of any date of determination, collectively, the Borrower’s Eligible Investments (or any portion thereof) (i) in respect of which redemptions are suspended or subject to application of a fund-level gate (but only in respect of that portion of such Eligible Investments subject to such suspension or gate), (ii) that do not permit redemptions by the end of the twelfth (12th) month immediately following such date of determination, (iii) in the Borrower’s “Direct Credit (Co-Investments)” strategy and all sub-strategies thereunder and asset classes associated therewith or (iv) in private real estate investment trusts (REITs).

“Intellectual Property”: Any patent, copyright, service mark, trademark, trade name or other intellectual property or rights therein or licenses thereof.

“Interest Payment Date”: The first day of each calendar month and the Expiration Date.

“Interest Period”: Initially, the period commencing on the Closing Date and ending on the last day of the calendar month in which the Closing Date occurs and thereafter, successive one-month periods commencing on the first day of each calendar month and ending on the last day of such calendar month.

“Investment Advisor”: First Trust Capital Management L.P., a Delaware limited partnership.

“Investment Company Act”: The Investment Company Act of 1940, as amended.

“Investment Management Agreement”: That certain Investment Management Agreement dated to be effective as of April 29, 2022 by and between the Borrower and the Investment Advisor, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Investment Sub-Advisors”: Collectively, (i) Angel Oak and (ii) any other investment sub-advisor engaged by the Investment Advisor from time to time to perform certain of the acts and services of the Investment Advisor with respect to the Borrower pursuant to and in accordance with the Investment Management Agreement.

“Investment Sub-Advisory Agreements”: Collectively, (i) that certain Investment Sub-Advisory Agreement dated as of April 29, 2022 by and among the Borrower, the Investment Advisor and Angel Oak, and (ii) any other sub-advisory agreements or other similar agreements entered into by the Borrower, the Investment Advisor and any other Investment Sub-Advisor from time to time governing the engagement of any Investment Sub-Advisor, as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

“Investor”: Each member or holder of Equity Interest of a Loan Party.

“Law”: Any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lien”: Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Loan Documents”: This Agreement, the Note, the Security Documents, any Multiparty Agreement, and each additional document, notice or certificate delivered to the Lender by or on behalf of a Loan Party in connection with this Agreement, the credit extended hereunder or the collateral securing the Obligations.

“Loan Party”: The Borrower, each other Subsidiary of Borrower which is a party hereto, and any other Person from time to time executing a Loan Document (other than the Lender), and “Loan Parties” means all such Persons, collectively.

“Loans”: The Revolving Loans.

“Loss”: With respect to any period of determination, the difference (expressed as a percentage), if any, by which the Borrower’s Net Asset Value of all Permitted Investments as of the last day of the immediately preceding period of determination exceeded the Net Asset Value of all Permitted Investments as of the last day of such period of determination, calculated exclusive of the Net Asset Value of all distributions or redemptions to or by Investors permitted hereunder which were made or paid by the Borrower during such period of determination, if any.

“Master Agreement”: An ISDA Master Agreement, as in effect from time to time, including all schedules, confirmations and other documents delivered thereunder, pursuant to which the Borrower and the Lender may from time to time hereafter enter into interest rate hedging transactions.

“Material Adverse Effect”: A material adverse change in, or material adverse effect on, the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower, any other Loan Party, or any of their Subsidiaries, which results in the impairment of the ability of any of the Loan Parties to perform, or the Lender to enforce, the Obligations.

“Maximum Amount”: As at any date of determination, an amount equal to the least of:

(a) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to applicable Law, including the Investment Company Act,

(b) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or other documentation to which the Borrower is subject or by which it is bound (including its Fund Policies),

(c) the maximum amount of Debt that the Borrower would be permitted to incur pursuant to any agreements with any Governmental Authority, and

(d) the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 7.19 of this Agreement,

in each case, as in effect at the time of determination.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 3(37) of ERISA.

“Multiparty Agreement”: Any Multiparty Agreement entered into by the Lender, Borrower, the Investment Advisor and the Administrator on or after the Closing Date, as the same may be amended, modified or supplemented from time to time.

“Net Asset Value”: With respect to any Permitted Investment as of any date of determination, the net asset value of such Permitted Investment as most recently reported in writing by the Administrator; provided, that the value of all Side-Pocket Investments then existing as part of such Permitted Investment shall be excluded when calculating the Net Asset Value of an Eligible Investment; and, provided further, that all determinations of Net Asset Value for purposes of determining compliance with the covenants set forth in Sections 7.18 and 7.19 shall be subject to Lender’s review and approval of the same in its reasonable discretion.

“Note”: The Revolving Note.

“Obligations”: All obligations of every nature of the Loan Parties (or any one or more of them) from time to time owed to the Lender under the Loan Documents, whether for principal interest, fees, expenses, indemnification or otherwise.

“One Month Term SOFR”: Term SOFR quoted with a tenor of one month.

“Ordinary Liabilities”: With respect to the Borrower as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower other than Senior Debt.

“Pender”: Pender Real Estate Credit Fund, a Delaware statutory trust.

“Pension Plan”: Any Employee Benefit Plan other than a Multiemployer Plan which is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Investments”: Those investments which are permitted by the Declaration of Trust, the Prospectus and the Fund Policies.

“Permitted Liens”: Liens permitted by Section 7.1.

“Person”: An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Potential Event of Default”: A condition or event which, after the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Prime Rate”: The interest rate per annum published in the New York edition of The Wall Street Journal from time to time as the “Prime Rate” (rounded upward to the nearest 1/100th of 1%), such rate to change automatically effective as of the effectiveness of each change in such prime rate. If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then the Lender shall select a comparable interest rate index. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

“Prospectus”: Collectively, (a) the Prospectus of the Borrower, dated July 31, 2023 and (b) the statement of additional information of the Borrower, dated July 31, 2023, in each case (i) filed with the Securities and Exchange Commission from time to time and (ii) as amended, restated, replaced or otherwise modified as permitted hereunder.

“Qualified ECP Guarantor”: In respect of any Swap Obligations, each Loan Party that has total assets exceeding [ ] at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Liquid Sub-Strategies Asset Classes”: Each of the asset classes of the Borrower; provided, that an asset class shall constitute a “Quarterly Liquid Sub-Strategies Asset Class” only for so long as all Permitted Investments in such asset class can be liquidated and converted into cash not later than ninety (90) calendar days following a request to liquidate the same.

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Revolving Commitment”: The commitment of the Lender to make Revolving Loans to the Borrower pursuant to Section 2.1(a) in an aggregate principal amount not in excess of [ ], as such amount may be temporarily increased from time to time pursuant to and in accordance with Section 2.4.

“SEC”: The United States Securities and Exchange Commission.

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Security Agreement”: The Security Agreement, dated as of the Closing Date, executed and delivered by the Borrower and the other Loan Parties signatories thereto to the Lender, as amended, modified or supplemented from time to time.

“Security Documents”: The Security Agreement, the Assignment Agreement, and any and all other control agreements, security agreements, pledge agreements, hypothecations, financing statements, subordination agreements, intercreditor agreements mortgages, deeds of trust, and other contracts or agreements granting or purporting to grant to the Lender or any Affiliate of Lender a Lien on the Collateral, perfecting any such Lien or subordinating other Debt to the Obligations.

“Senior Debt”: As of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower.

“Senior Debt Asset Coverage”: As of any date, the ratio on such date of (a) Total Assets minus Ordinary Liabilities to (b) the greater of (i) the Senior Debt and (ii) one Dollar ($1.00).

“Senior Securities Representing Indebtedness”: Has the meaning given in Section 18(g) of the Investment Company Act.

“Side-Pocket Investment”: An investment held by a hedge fund that has been deemed illiquid by the manager of such hedge fund and is not available for redemption at the direction of an Investor per the frequency provided for in such hedge fund’s offering memorandum or other Governing Documents.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan”: A Loan that bears interest at a rate based on the Benchmark.

“Standard Notice”: An irrevocable written notice in substantially the form of Exhibit D, as appropriate, provided to the Lender on a Business Day which is the same day in the case of borrowing or prepayment of the Loans. Standard Notice must be provided no later than 2:00 P.M., Pittsburgh time, on the last day permitted for such notice.

“Subsidiary”: A corporation, partnership, trust, limited liability company or other business entity of which more than 50% of the shares of stock or other ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, directly, or indirectly through one or more Subsidiaries, or both, by the Borrower or another Loan Party. It is expressly understood that the Investors, the Underlying Funds and all other issuers of Permitted Investments are excluded from the definition of Subsidiary in this Agreement and in all other Loan Documents.

“Subsidiary Governing Agreement”: Each limited liability company agreement, declaration of trust, limited partnership agreement, operating agreement, bylaws or other similar governing agreement of the Loan Parties (other than Borrower) listed on Schedule 1.1 attached hereto, as amended, restated, modified or supplemented from time to time as permitted hereunder.

“Swap Obligation”: With respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Term SOFR”: For any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Total Assets”: At any date, the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the Investment Company Act) of the Borrower.

“Trustee” and “Trustees”: Individually and collectively, respectively: (a) David G. Lee, (b) Robert Seyferth, (c) Terrance P. Gallagher and (d) Gary Shugrue.

“UCC”: The Uniform Commercial Code as in effect from time to time in the State of Ohio or any other state the laws of which are required to be applied in connection with the perfection of security interests.

“Unadjusted Benchmark Replacement”: The alternate benchmark rate (which may include a daily compounding SOFR) that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark.

“Underlying Fund Documents”: With respect to any Underlying Fund, the Governing Documents of such Underlying Fund, any subscription or similar agreement pursuant to which the Borrower, either itself or through a wholly owned Subsidiary, purchased an interest in such Underlying Fund, and any other contractual obligations between Borrower and/or a wholly owned Subsidiary of Borrower, respectively, and such Underlying Fund, including any side letter or similar agreement that amends or supplements any of the foregoing.

“Underlying Funds”: Collectively, all hedge funds and other investment vehicles in which the Borrower holds an interest, whether directly, through a wholly owned Subsidiary or through a co-investment vehicle or alternative investment vehicle formed to effect a Permitted Investment, and which Permitted Investment therein (which may not be the initial Permitted Investment therein) will be satisfied, in whole or in part, by Borrower from funds invested by Investors of Borrower from time to time or from Borrowings under this Agreement.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b)            Other Defined Terms. All of the capitalized terms contained in this Agreement which are now or hereafter defined under the UCC will, unless defined in the Loan Documents or the context otherwise indicates, have the meaning now or hereafter provided for in the UCC.

1.2           Other Definitional Provisions.

(a)            As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.

(b)           Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular and references to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement or any other Loan Document to a “determination” or “designation” include estimates by Lender (in the case of quantitative determinations or designations), and beliefs by Lender (in the case of qualitative determinations or designations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such Loan Document, as applicable, as a whole and not to any particular provision of this Agreement or such Loan Document, as applicable. Article, section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement or any of the Loan Documents includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(c)            Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, and the payment of any premium applicable to the repayment of the Loans, and (ii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Lender of cash collateral in order to secure any contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorney’s fees and legal expenses), such cash collateral to be in such amount as Lender reasonably determines is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification Obligations, and (d) the termination of all of the Revolving Commitments of the Lender. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record (as defined in the Security Agreement).

ARTICLE II
THE LOANS

2.1           The Revolving Loans.

(a)            The Revolving Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make loans (“Revolving Loans”) to the Borrower from time to time during the period from the date hereof to but excluding the Expiration Date in an aggregate amount not to exceed (i) the Revolving Commitment at such time less (ii) the aggregate principal amount of the outstanding Revolving Loans at such time; provided, that immediately after giving effect thereto, the Senior Debt Asset Coverage would not be less than 3.00:1.00. Within the foregoing limits, the Borrower may borrow, repay pursuant to Section 2.2 and reborrow under this Section.

(b)           Revolving Note. The Revolving Loans made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrower, in form and substance satisfactory to the Lender (as amended, modified, refinanced or restated from time to time, the “Revolving Note”), payable to the order of the Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by the Lender, with interest thereon as prescribed in Section 2.3.

(c)            Loan Fee. Upon execution of this Agreement, the Borrower shall pay to the Lender a non-refundable loan fee in the amount of [ ] and 00/100 Dollars [ ].

(d)           Unused Fee. The Borrower agrees to pay to the Lender a fee on the quarterly average daily unused portion of the Revolving Commitment from the Closing Date until the Expiration Date at the rate of [ ] basis points ([ ]%) per annum, payable in arrears on the first day of each fiscal quarter, and on the Expiration Date.

2.2           Repayment.

(a)            Scheduled Repayments.

(i)            [Intentionally deleted].

(ii)            Expiration Date. To the extent not due and payable earlier, the Revolving Loans, together with interest thereon, shall be due and payable on the Expiration Date.

(b)           Prepayments.

(i)            Optional Prepayments. The Borrower may at its option prepay the Loans, in whole or in part, at any time and from time to time, by giving Standard Notice to the Lender, in each case specifying the date and the amount of such prepayment.

(ii)            Mandatory Prepayments.

(A)            If the aggregate principal amount of the Revolving Loans exceeds the Revolving Commitment on any date, the Borrower shall prepay a principal amount of the Revolving Loans not less than the amount of such excess on or before the date that is fifteen (15) Business Days after such date.

(B)            If on any date the Borrower shall fail to be in compliance with Section 7.19(a), the Borrower shall immediately repay the Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Senior Debt Asset Coverage would not be less than 3.00:1.00.

(C)            If on any date the Borrower shall fail to be in compliance with Section 7.19(b), the Borrower shall immediately repay the Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, the Borrower’s aggregate outstanding Debt would be not greater than the Maximum Amount.

(iii)            Applicability of Certain Provisions. Prepayments required by this Section 2.2(b) are subject to all of the terms and conditions applicable to prepayments generally pursuant to Section 3.3, except that prepayments under Section 2.2(b)(ii) may be in any principal amount.

2.3            Interest Rates. The unpaid principal amount of the Loans shall bear interest for each day until due at a rate equal to the greater of (a) the Applicable Rate (or, if applicable under Sections 3.4, 3.8 or 3.12, the Base Rate) plus, in each case, the Applicable Margin and (b) the Applicable Floor. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Expiration Date.

2.4           Temporary Commitment Increase. The Borrower may from time to time request a temporary increase of the Revolving Commitment (each a “Commitment Increase”) and each such Commitment Increase shall be subject to satisfaction of the following conditions precedent as determined by the Lender in its sole and absolute discretion: (i) delivery to the Lender of prior written notice of the Borrower’s request for a Commitment Increase as soon as practicable, but in any event no fewer than five (5) Business Days prior to the proposed effective date of the Commitment Increase (which notice period may be reduced or waived by the Lender in writing in its sole and absolute discretion), which notice shall specify the proposed effective date of the Commitment Increase, the proposed duration of the Commitment Increase (which duration shall not be less than fourteen (14) days) and the requested amount of the Commitment Increase; (ii) the prior written consent of, and formal credit approval by, the Lender, each of which the Lender may grant, condition, delay or withhold for any reason or no reason in its sole and absolute discretion; (iii) the delivery of all documents, instruments, certificates, agreements and other writings and information reasonably requested by the Lender in connection therewith, in each case in form and substance reasonably acceptable to the Lender, which documents may include, without limitation, an amendment to this Agreement and an amended and restated Note; (iv) the payment of an upfront commitment fee in an amount equal to [ ] basis points ([ ]%) of the aggregate amount of the Commitment Increase to be exercised, which amount of such upfront commitment fee shall be prorated for the number of days that such Commitment Increase shall be in effect; (v) no Potential Event of Default or Event of Default (1) then existing and continuing or (2) resulting from the exercise of such Commitment Increase; and (vi) such other conditions precedent as the Lender may reasonably require.

ARTICLE III
GENERAL PROVISIONS CONCERNING THE LOANS

3.1          Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower to bridge fund investments and to bridge cash flow needs with respect to the Borrower’s exercise of its quarterly repurchase options with respect to the Investors’ Equity Interests in the Borrower (the “Repurchase Options”).

3.2           Making the Loans. The Borrower may borrow under the Commitments by providing Standard Notice to the Lender, specifying (a) the amount of the proposed Borrowing, and (b) the requested date of the Borrowing (which shall be a Business Day). Upon satisfaction of the applicable conditions set forth in Article V, the Lender will make available the proceeds of its Loan to the Borrower by crediting the Disbursement Account. The Lender’s failure to receive Standard Notice of a particular Borrowing shall not relieve the Borrower of its obligations to repay the Borrowing and to pay interest thereon.

3.3          Transactional Amounts. Except as otherwise set forth in this Agreement, every selection of and conversion from or to, an interest rate option, and every payment or prepayment of a Loan shall be in a principal amount of at least [ ] or a higher integral multiple of [ ].

3.4          Post-Maturity Interest and Late Fees.

(a)           Default Interest. Notwithstanding anything to the contrary contained in Section 2.3, if an Event of Default has occurred and is continuing, the unpaid principal amount of the Loans and, to the extent permitted by law, interest accrued thereon and any fees, indemnity or other amounts due hereunder shall bear interest at the Default Rate. The Borrower hereby acknowledges that: (i) the Default Rate is a material inducement to the Lender to make the Loans available to the Borrower, (ii) the Lender would not have made the Loans available to the Borrower in the absence of the agreement of the Borrower to pay the Default Rate, (iii) the Default Rate represents compensation for increased risk to the Lender that the Loans will not be repaid, and (iv) the Default Rate is not a penalty and represents a reasonable estimate of (1) the cost to the Lender in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Loans and (2) compensation to the Lender for losses that are difficult to ascertain.

(b)           Post-Default Interest Options. Notwithstanding anything to the contrary in Section 2.3, if an Event of Default or Potential Event of Default has occurred and is continuing, the Lender, at its option, may cause all Loans to be Base Rate Loans. Further, notwithstanding the terms of Section 2.3, if an Event of Default or a Potential Event of Default has occurred and is continuing, the Lender, at its option, may refuse to permit the Borrower to select the Applicable Rate to thereafter apply to any Loan, and may convert any Loan to a Base Rate Loan.

(c)           Late Fee. To the extent permitted by Law, the Lender shall have the right to assess, and the Borrower shall pay, a late fee if any principal, interest, or fees under this Agreement are not paid within ten (10) days after their due date, and in such a case, the late charge shall be in an amount equal to the greater of [ ] Dollars or [ ] percent ([ ]%) of the amount not timely paid.

3.5          Computation of Interest and Fees; Determinations by Lender.

(a)            Calculations. Interest and fees shall be calculated on the basis of the actual days elapsed on a 365-day year. Any change in the interest rate resulting from a change in the Base Rate or the Applicable Rate shall become effective as of the opening of business on the day on which such change in the Base Rate or Applicable Rate shall become effective.

(b)           Determination by Lender. Each determination of an interest rate, fee, cost, indemnification or other amount by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

3.6          Payments. The Borrower shall make each payment of principal, interest, fees, indemnity, expenses or other amount hereunder or under any Loan Document, without setoff or counterclaim, not later than 1:00 o’clock P.M., Pittsburgh, Pennsylvania time, on the day when due in Dollars to the Lender at the office of the Lender designated from time to time, in immediately available funds, without presentment, demand, protest or notice (other than any notice expressly required to be given by Lender under this Agreement or any other Loan Document) of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, and without setoff, counterclaim, withholding or other deduction of any kind. Any payment received by the Lender after 1:00 o’clock P.M., Pittsburgh, Pennsylvania time, on any day shall be deemed to have been received on the next succeeding Business Day.

3.7          Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

3.8          Inability to Determine Interest Rate; Ineffective Interest Rate. If (a) the Lender shall have determined that (i) by reason of circumstances affecting the Benchmark market, adequate and reasonable means do not exist for ascertaining the Benchmark, or (ii) the Applicable Rate does not adequately and fairly reflect the effective cost to the Lender of funding Loans or (b) the Lender shall have determined that the making, maintenance or funding of any Loan has been made impractical or unlawful, then, and in any such event, the Lender will notify the Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Lender to make or maintain Loans based on the Benchmark shall be suspended and thereafter, during such period all Loans shall be Base Rate Loans, until the Lender shall have revoked such notice.

3.9           Increased Cost and Reduced Return; Capital Adequacy.

(a)            Costs and Returns. If the Lender reasonably determines that as a result of the introduction of, or any change in, or in the interpretation of, any Law, or the Lender’s compliance therewith, there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining a Loan or a reduction in the amount received or receivable by the Lender in connection with any of the foregoing (excluding any such increased costs or reduction in amount resulting from (i) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which the Lender is organized or has its principal lending office, and (ii) reserve requirements utilized in the determination of the Benchmark), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such increased cost or reduction.

(b)           Capital Adequacy. If the Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by the Lender (or its principal lending office) therewith, has the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender as a consequence of the Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and the Lender’s desired return on capital), then from time to time upon demand of the Lender, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such reduction.

3.10        [Intentionally Deleted].

3.11        Designated Account. The Borrower shall maintain the Designated Accounts at all times and shall cause the aggregate balance in the Designated Accounts covered by control agreements satisfactory to the Lender to be sufficient to cover all payments hereunder or under the other Loan Documents on the payment date therefor, including without limitation, principal, interest, fees, expenses and other amounts due hereunder to the Lender.

3.12        Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

(b)           Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the text and effectiveness of any Conforming Changes. The Lender will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.12(d). Any determination, decision or election that may be made by the Lender pursuant to this Section 3.12 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.12.

(d)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan or a conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Base Rate Loans.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower and the other Loan Parties jointly and severally represent and warrant to the Lender as follows:

4.1          Organization. Borrower and the other Loan Parties are each duly organized, validly existing and in good standing under the laws of the state of its formation, and each has all requisite power and authority to own and operate its respective properties and to carry out its respective business. Borrower and the other Loan Parties are each duly qualified and in good standing in all jurisdictions where the nature of its respective business or ownership of its respective properties requires such qualification.

4.2          Authorization. The execution, delivery and performance by Borrower and the other Loan Parties of the Loan Documents, and the making of Borrowings hereunder are within each party’s powers and have been duly authorized by all necessary action by each of them.

4.3          No Conflict. The execution, delivery and performance by Borrower and the other Loan Parties of the Loan Documents do not (a) violate any of such Party’s Governing Documents or any order of any Governmental Authority, (b) violate any Law applicable to such party, (c) result in a breach of or a default under, or result in or require the imposition of a Lien pursuant to any contract binding on such party, (d) to Borrower’s and the other Loan Parties’ knowledge, constitute a tortious interference with any contract or agreement binding on the Borrower or the other Loan Parties, or (e) violate, and are not inconsistent with, the Fund Policies.

4.4           Governmental Approval. To Borrower’s and the other Loan Parties’ knowledge, no Governmental Approval is required for the due execution, delivery and performance by the Borrower or the Loan Parties of the Loan Documents. Without limiting the foregoing, (a) no consent, approval, authorization, order, registration or qualification of or with the SEC or any other regulatory agency is required under the Investment Company Act, the Securities Act or the Securities Exchange Act, for (i) the Fund’s execution and delivery of this Agreement and the other Loan Documents, (ii) the application of the proceeds of the Loans and repayment thereof by the Borrower or (iii) the consummation of the transactions contemplated by this Agreement or the other Loan Documents, and (b) the execution, delivery and performance of this Agreement and the other Loan Documents, the application of the proceeds of the Loans and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate the provisions of the Investment Company Act, the Securities Act, the Securities Exchange Act or any rules, regulations or orders issued or promulgated under any of the foregoing.

4.5          Validity. The Loan Documents are the binding obligations of Borrower and the other Loan Parties, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.6          Financial Matters. The balance sheet of the Borrower as at September 30, 2023, and the related unaudited consolidated statements of income, cash flows and changes in shareholder equity (or comparable statement) of the Borrower, copies of which have been furnished to the Lender, fairly present, in all material respects, the financial condition of the Borrower as at such date and its results of the operations and cash flow for the period ended on such date, all in accordance with GAAP (except for year-end adjustments and the absence of footnotes). There has been no Material Adverse Effect. The Borrower and its Subsidiaries do not have any contingent obligations or liabilities, for taxes or otherwise, except those that are disclosed in the financial statements referred to above or on Schedule 4.6 or those incurred in the ordinary course of business since the date of the financial statements that, individually and in the aggregate, have not had and could not reasonably be expected to result in a Material Adverse Effect.

4.7          [Reserved.]

4.8          Insurance. The properties of the Loan Parties and their Subsidiaries are insured with (to Borrower’s knowledge) financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses or as may otherwise be required by the Investment Company Act or the SEC, and the Borrower maintains the insurance required by Section 6.6.

4.9          Litigation. Except as set forth on Schedule 4.9 hereto, there is no pending or, to Borrower’s or the other Loan Parties’ knowledge, threatened action or proceeding affecting the Borrower, any other Loan Party or any of their respective Subsidiaries before any Governmental Authority, which, in the case of any such action or proceeding commenced or threatened after the Closing Date, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

4.10        Employee Benefit Plans. To the extent that the Borrower and other Loan Parties have employees, the Borrower and each of its ERISA Affiliates are in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan. Neither the Borrower nor any of its ERISA Affiliates has or presently contributes to a Multiemployer Plan. No assets of an Employee Benefit Plan will be used to repay or secure any Loan or be involved in any way with, and no “prohibited transaction” as defined in ERISA or the Code shall occur as a result of, the transactions contemplated by this Agreement.

4.11        [Reserved.]

4.12        Title to Collateral. Except for any security interest granted to or in favor of the Lender and the Permitted Liens, the Borrower or each other Loan Party, as applicable, is, and as to Collateral to be acquired after the date hereof will be, the sole legal and equitable owner of its respective Collateral free from any Lien, and the Borrower, and the other Loan Parties each agree that it will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower or each other Loan Party, as applicable, is the lawful owner of and has full and unqualified right to transfer a security interest in all of the Collateral of the Lender. Such Collateral is not and will not, so long as the Borrower or any Loan Party has any Obligations to the Lender, be subject to any financing statement or Lien, except any granted to or in favor of the Lender and any Permitted Lien. Except as otherwise set forth in the Declaration of Trust or the Prospectus, there are no investment restrictions placed on the Borrower or any other Loan Party by any of the Investors.

4.13        Payment of Taxes. Except to the extent permitted by Section 6.4, all tax returns and reports of the Borrower, each other Loan Party and their respective Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Neither the Borrower, nor any other Loan Party knows of any proposed tax assessment against the Borrower, any other Loan Party or any of their respective Subsidiaries.

4.14        Governmental Regulation.

(a)           The Borrower has the following status (“Status”): (i) it has elected to be treated as, and qualifies as, a “regulated investment company” under the Code and will make sufficient distributions to continue to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Code, (ii) it is a “registered investment company” within the meaning of Section 8 of the Investment Company Act, (iii) it is a “closed-end company” within the meaning of Section 5 of the Investment Company Act, (iv) it is not, nor has it elected to be treated as, a “business development company” within the meaning of Section 2(a)(48) of the Investment Company Act, (v) it is not an “affiliate” (within the meaning of Section 23(A) of the Federal Reserve Act, as amended) of the Lender and is also not an “affiliated person” (as defined in Section 2(a)(30) of the Investment Company Act) of the Lender, (vi) it has only two classes of capital stock, (vii) it is in compliance with the Fund Policies, and (viii) it is not party to any inter-fund lending arrangement between or among the Borrower and one or more other investment companies pursuant to which the Borrower may make loans to any such investment company, or any such investment company may make loans to the Borrower.

(b)           The business and other activities of the Borrower, including the making of the Loans hereunder to the Borrower, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents, do not result in a material violation or breach in any respect of the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder, in each case, that are applicable to the Borrower. The Lender is not an “affiliated person,” a “promoter” or a “principal underwriter” (each as defined in the Investment Company Act) of the Borrower or an “affiliated person” of any such “affiliated person,” “promoter” or “principal underwriter” (each as defined in the Investment Company Act).

(c)           The Borrower is not subject to any Law or organizational or offering document which prohibits or limits the incurrence of Debt under the Loan Documents, except for the limitations set forth in the Prospectus, the Investment Company Act, state securities laws to the extent applicable, and the Fund Policies.

(d)           The Borrower has not issued any of its Equity Interests in violation of any federal or state securities laws applicable thereto.

4.15        Governmental Approval, Intellectual Property, etc. Except as disclosed in Schedule 4.15, (a) the Borrower, each other Loan Party and their respective Subsidiaries own, possess or have valid licenses for all Governmental Approvals and Intellectual Property necessary for the operation of their businesses, without known conflict with the rights of others; (b) to Borrower’s or the other Loan Parties’ knowledge, no product or process of the Borrower, any other Loan Party, or its Subsidiaries violates or infringes any Governmental Approval or Intellectual Property owned by any other Person; and (c) to Borrower’s or the other Loan Parties’ knowledge, there is no violation by any Person of any right of the Borrower, any other Loan Party, or any of its Subsidiaries with respect to any Intellectual Property owned or used by the Borrower or any of its Subsidiaries except, with respect to clauses (a) and (b), for matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

4.16        Casualties. None of the Borrower, any other Loan Party or any of their respective Subsidiaries is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of public enemy, or other casualty (whether or not covered by insurance) which, individually or in the aggregate, has had or could be reasonably expected to have a Material Adverse Effect.

4.17        Compliance. None of the Borrower, any other Loan Party or any of their respective Subsidiaries is in default in the performance of any agreement or instrument to which it may be a party or by which its properties may be bound, or has any knowledge of any violation of any Law, including, without limitation, the Investment Company Act, the Securities Act and the Securities Exchange Act, which defaults and violations, individually or in the aggregate, have had or could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, the Loan Parties have filed with or furnished to the SEC, as applicable, on a timely basis (after giving effect to any extension provided by filing a notification pursuant to Rule 12b-25 under the Securities Exchange Act) all reports, statements, certifications and other documents required to be filed with or furnished to the SEC pursuant to applicable Law, including, without limitation, pursuant to the Investment Company Act, the Securities Act and the Securities Exchange Act.

4.18        Margin Stock. None of the Borrower, any other Loan Party or any of their respective Subsidiaries is engaged in, and does not have as one of its substantial activities, the business of extending or obtaining credit for the purpose of purchasing or carrying “margin stock” (as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing have been or will be used for such purpose or for the purpose of purchasing or carrying any shares of margin stock.

4.19        Personal Property Collateral Matters.

(a)           Names and Organization. The Borrower, each other Loan Party and each of their respective Subsidiaries’ names as each appears in official filings in its respective state of organization, type of organization, jurisdiction of organization, organization number provided by the applicable Government Authority, and chief executive office are set forth on Schedule 4.19. Neither the Borrower, any other Loan Party nor any Subsidiary (or predecessor by merger or otherwise) has, within the four-month period preceding the date hereof, had a different name from the name of such Person listed on the signature pages hereof, except as set forth on Schedule 4.19.

(b)           First Priority Lien. The Security Agreement and the Assignment Agreement each creates a valid security interest in the Collateral in favor of the Lender securing the Obligations, which security interest has been duly perfected and is prior to all other Liens, except for Permitted Liens (solely to the extent any such Permitted Liens are first-priority Liens). All filings and other actions necessary or desirable to perfect and protect such security interest in favor of the Lender have been duly made and taken, except for the filing of UCC-1 financing statements required in order to perfect such Liens. Except as set forth on Schedule 4.19, (i) legal title in and beneficial ownership of all Assets of the Borrower are vested in the Borrower, and (ii) none of the Trustees has caused legal title in, or beneficial ownership of, any Asset of the Borrower to be held by or in the name of (A) any one or more of the Trustees acting for and on behalf of the Borrower or (B) any other Person as nominee acting for and on behalf of the Borrower.

(c)           Possession or Control of Certain Collateral. The Borrower, each of the other Loan Parties and their Subsidiaries have delivered to the Lender possession of all originals of all promissory notes or other instruments, stock certificates, chattel paper and negotiable documents constituting Collateral. None of the Accounts (as defined in the Security Agreement) is evidenced by a promissory note or other instrument, chattel paper or negotiable document.

(d)           Deposit Accounts, Commodity Accounts and Securities Accounts. The Borrower, the other Loan Parties and their Subsidiaries only maintain the Deposit Accounts, Commodity Accounts and Securities Accounts set forth on Schedule 1.1(a).

4.20        Solvency. The Borrower, each Loan Party and each of their respective Subsidiaries are and, upon the incurrence of any Obligations by Borrower or any other Loan Party on any date on which this representation is made or restated, will be, solvent within the meaning of applicable Laws relating to fraudulent conveyances.

4.21        Documentation. A true, correct and complete copy of the Declaration of Trust, each other Governing Document of Borrower, the Investment Management Agreement, each Investment Sub-Advisory Agreement, the Distribution Agreement, the Fund of Funds Agreement, the Administration Agreement, the Custody Agreement, each Subsidiary Governing Agreement and each Underlying Fund Document has been provided to the Lender.

4.22        Disclosure. No financial or other information, exhibit or report furnished to the Lender by or on behalf of the Borrower, any other Loan Party or any of their Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made.

4.23        Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Lender for Borrower and each other Loan Party on or prior to the Closing Date is accurate, complete and correct in all material respects as of the Closing Date. The Loan Parties acknowledge and agree that the Certificate of Beneficial Ownership is one of the Loan Documents.

4.24        Borrower Structure; Underlying Funds.

(a)            Exhibit B sets forth a complete and accurate list of (i) all Permitted Investments and (ii) all interests in each Underlying Fund held by Borrower or any other Loan Party. There is no provision in the Declaration of Trust, any other Governing Document of Borrower, the Investment Management Agreement, any Investment Sub-Advisory Agreement, the Administration Agreement, the Distribution Agreement, the Fund of Funds Agreement, the Custody Agreement, any Subsidiary Governing Agreement, any Underlying Fund Document, the Fund Policies or any other contractual obligations between or among, as the case may be, Borrower, the other Loan Parties (or any one or more of them) and any Investor that is materially adverse to the interests of Lender in each such Person’s capacity as such.

(b)           To Borrower’s and the other Loan Parties’ knowledge, there are no material defaults under any Subsidiary Governing Agreement.

(c)           Neither Borrower nor any other Loan Party is in default under any Underlying Fund Document or any other material governing document with respect to any Permitted Investment. Neither Borrower nor any other Loan Party is aware of any circumstance, event or no condition which, with or without the giving of notice or the lapse of time, could reasonably be expected to result in a default by the Borrower or any other Loan Party thereunder.

ARTICLE V

CONDITIONS OF LENDING

5.1          Conditions Precedent to Initial Borrowing. The obligation of the Lender to make the initial Borrowing is subject to the following conditions precedent:

(a)            Loan Documents. The Lender shall have received the following, in form and substance satisfactory to the Lender:

(i)             The Note executed by the Borrower; and

(ii)            Copies of all Loan Documents (not otherwise specifically identified in this Section 5.1) executed by the Borrower and the applicable Loan Parties.

(b)           Trustee or Other Action. The Lender shall have received the following, each dated the Closing Date:

(i)             Copies of the Certificate of Trust, or other organizational document of the Borrower, certified as of a recent date by the Secretary of State of its state of organization and a good standing certificate (or equivalent) from such state;

(ii)            Copies of (A) the Declaration of Trust and all other similar governing documents, if any, of the Borrower, and (B) resolutions of the members or other authorizing documents of the Borrower, in form and substance reasonably satisfactory to the Lender, approving the Loan Documents and the Borrowings hereunder, certified by a Trustee or a duly authorized officer of the Borrower as true, correct and complete in all respects;

(iii)            An incumbency certificate executed by a Trustee or a duly authorized officer of the Borrower, certifying the names and signatures of the Trustees and authorized officers of the Borrower authorized to sign the Loan Documents;

(iv)           A closing certificate certifying as to the matters set forth in Sections 5.2(a), (b), (c) and (e); and

(v)            Certified organization and governing documents, resolutions, incumbency certificates and authorizing documents of the other Loan Parties, comparable to the foregoing.

(c)            Financial Matters. The Borrower shall have provided to the Lender the financial statements referred to in Section 4.6.

(d)            Other. The Lender shall have received:

(i)             Evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(ii)            A favorable opinion of counsel to the Borrower and other Loan Parties, covering such matters as the Lender may reasonably request; and

(iii)            An executed copy of the Investment Management Agreement, the Distribution Agreement, the Fund of Funds Agreement and of each Investment Sub-Advisory Agreement.

(e)           Security Matters and Documents. The Lender shall have received:

(i)             Copies of the Security Agreement executed by the Borrower and the Assignment Agreement executed by the Borrower, together with: (A) UCC-1 financing statements ready to be duly filed under the Uniform Commercial Code (or any equivalent or similar legislation) in all jurisdictions as may be necessary or, in the Lender’s opinion, desirable to effectively perfect the Liens granted under the Security Documents; (B) upon request by Lender, possession of all certificated securities (with undated stock powers) and instruments included in the Collateral; and (C) evidence satisfactory to the Lender that all other filings, recordings, consents and waivers and other actions the Lender deems necessary or advisable to establish, preserve and perfect the Liens granted to the Lender in personal property shall have been made or obtained;

(ii)            UCC, tax, litigation, lien and other searches for each Loan Party from all jurisdictions requested by Lender, together with lien termination documents satisfactory to Lender terminating all liens shown on such searches that are not Permitted Liens; and

(iii)           Evidence that the Borrower has irrevocably instructed all issuers of Permitted Investments to pay dividends, distributions and any other payments to a Designated Account covered by a control agreement satisfactory to the Lender or to another Securities Account, Commodity Account or Deposit Account covered by a control agreement satisfactory to the Lender, in each case to the extent required by Lender in its sole discretion.

(f)            Fees, Expenses, etc. All fees, expenses and other compensation required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

(g)            Certificate of Beneficial Owners; USA Patriot Act Diligence. Lender has received, in form and substance acceptable to Lender in its discretion, an executed Certificate of Beneficial Ownership from the Borrower and each other Loan Party, as required by Lender, and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(h)           General. All trust and other legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Lender and its counsel, and the Lender and the Lender’s counsel shall have received any and all further information and documents which the Lender or such counsel may reasonably have requested in connection therewith.

(i)            Other. The Lender shall have received all other documents and legal matters in connection with the transactions contemplated by this Agreement, which shall have been delivered or executed or recorded and shall be in forma and substance reasonably satisfactory to Lender.

5.2          Conditions Precedent to Each Borrowing. The obligation of the Lender to make any Loan (including the initial Borrowing) shall be subject to the following additional conditions precedent:

(a)            Representations. The representations and warranties contained in Article IV or any other Loan Document (whether made by the Borrower or another Loan Party), after taking into account any written waiver given by the Lender with respect thereto, are correct in all material respects when made and on and as of the date of such Borrowing as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b)           No Default. No event or condition has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default.

(c)           Material Adverse Effect. There shall not have occurred, or been threatened, any Material Adverse Effect.

(d)           Standard Notice. Standard Notice of such Borrowing shall have been delivered to the Lender.

(e)           Covenant Compliance: After giving effect to such requested Borrowing, (i) the Borrower’s aggregate outstanding Debt will not exceed the Maximum Amount and (ii) the Senior Debt Asset Coverage will not be less than 3.00:1.00.

Each request for a Loan submitted by the Borrower, under this Agreement shall be deemed to be a representation and warranty that the foregoing conditions have been satisfied on and as of the date of the Borrowing.

ARTICLE VI

COVENANTS

So long as any Obligation shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower, and each other Loan Party will, unless the Lender shall otherwise consent in writing:

6.1          Financial Information. Furnish to the Lender:

(a)           as soon as available, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 2024 and continuing for each fiscal year thereafter, (i) the audited consolidated balance sheet of the Borrower as at the end of such fiscal year and the related consolidated statements of income, cash flows and changes in members’ equity (or comparable statement) for such year as contained in the annual report to the Investors of Borrower and notes thereto, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of independent certified public accountants acceptable to the Lender;

(b)           as soon as available, but in any event within sixty (60) days after the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2024 and continuing for each fiscal quarter thereafter, an unaudited consolidated balance sheet of the Borrower as at the end of such fiscal quarter and the related unaudited consolidated statements of income, cash flows and changes in shareholder equity (or comparable statement) for such fiscal quarter setting forth the fair market value, number, and volume of holdings of all underlying investments, certified by the chief financial officer, controller or other appropriate financial officer of the Borrower reasonably satisfactory to the Lender as fairly presenting the financial condition of the Borrower and its results of operation, cash flow and changes in financial position (subject to year-end adjustments), with all of the financial statements in the foregoing clauses (a) and (b) to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Lender and in accordance with GAAP;

(c)           together with each delivery of financial statements pursuant to clause (b) above, (i) a Compliance Certificate certifying as to the matters set forth therein and (ii) a summary of performance of each Underlying Fund and Permitted Investment, including (A) each Permitted Investment’s Net Asset Value and all distributions and other payments made by such Underlying Fund or any other issuer of any Permitted Investment, and (B) all Underlying Funds and other Permitted Investments acquired during the applicable month, as applicable;

(d)           promptly upon Lender’s written request, a current, correct and complete (i) internally prepared schedule of all Permitted Investments of the Loan Parties and (ii) chart of the Loan Parties’ Deposit Accounts, Securities Accounts and Commodity Accounts in substantially the form provided by the Borrower to the Lender prior to the Closing Date;

(e)           promptly upon receipt thereof, copies of all financial statements, reports and other material information and other material correspondence sent to or received by the Borrower or any other Loan Party from any Underlying Fund or any other issuer of any Permitted Investment, including notices of default, or the Borrower’s or any other Loan Party’s funding obligation to or its rights under any Underlying Fund or any other issuer of any Permitted Investment and any notice containing a reference to any alleged misconduct of the Borrower, any other Loan Party, the Investment Advisor or any of their respective Subsidiaries;

(f)            promptly after the execution thereof, copies of all material amendments or other material changes to the Prospectus or the Fund Policies, the Distribution Agreement, the Fund of Funds Agreement, the Investment Management Agreement, any Investment Sub-Advisory Agreement, and any new investment advisory contract entered into after the Closing Date; and

(g)           promptly upon Lender’s written request, any other financial statements, reports or information with respect to any Loan Party reasonably requested by the Lender.

6.2          Notices and Information. Deliver to the Lender:

(a)           promptly upon the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Event of Default, (ii) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed cross-default of the type referred to in Section 8.1(e), (iii) of the institution of, or any adverse development in, any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries greater than [ ], in the aggregate, (iv) of any material casualty to its assets resulting in a loss in excess of [ ], in the aggregate, or (v) of a condition or events that could reasonably be expected to result in a Material Adverse Effect, a certificate signed by a Trustee or a duly authorized officer of the Borrower, specifying the nature and period of existence of any such condition or event, and what action the Borrower, is taking with respect thereto;

(b)           promptly upon any officer of the Borrower becoming aware of the occurrence of or forthcoming occurrence of any (i) ERISA Event, or (ii) “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, an officer’s certificate duly executed by an authorized officer of the Borrower specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

(c)           with reasonable promptness following receipt thereof by the Borrower, copies of (i) all notices received by the Borrower or any of their ERISA Affiliates of the Pension Benefit Guaranty Corporation’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (iii) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(d)           promptly, copies of all amendments or modifications to the Governing Documents of any Loan Party (including the Declaration of Trust and each Subsidiary Governing Agreement) or any Underlying Fund Documents;

(e)           promptly, written notice of any action to remove or replace (i) any Trustee of the Borrower, (ii) the Investment Advisor as an investment advisor of the Borrower, (iii) the Administrator as the administrator of the Borrower, (iv) the Custodian as the sole custodian of the Borrower, or (v) the trustee, manager, general partner or any other applicable governing Person of any Loan Party;

(f)            promptly, written notice in the event that the Borrower decides to seek the approval of its shareholders or any other applicable authorizing Person(s) to effect a change in any of the Fund Policies; and

(g)           promptly, and in any event within ten (10) Business Days after the applicable request, such other information and data with respect to the Borrower, any other Loan Party or any of their respective Subsidiaries as from time to time may be reasonably requested by the Lender.

6.3          Corporate Existence, Etc. At all times preserve and keep in full force and effect its and its Subsidiaries’ corporate, partnership or limited liability company existence, rights, franchises and licenses material to its business and those of each of its Subsidiaries.

6.4          Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower, any other Loan Party or such Subsidiary; (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property; and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

6.5          Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower, each other Loan Party and their respective Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

6.6          Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated or as may otherwise be required by the Investment Company Act or the SEC; provided, that in no event shall the amount of any property insurance be less than the insurable replacement value of the Collateral, or the Loan amount, whichever is greater.  In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

6.7          Inspection. Permit any authorized representatives designated by the Lender and at the expense of the Lender to visit and inspect any of the properties of any Loan Party or any of their respective Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers, members, employees, representatives and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested; provided, that when an Event of Default exists, the foregoing shall be at the expense of the Borrower.

6.8          Compliance with Laws, Etc. (a) Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with (i) all requirements of the Investment Company Act, the Securities Act and the Securities Exchange Act, and all rules, regulations and orders promulgated under any of the foregoing, and (ii) the requirements of all other applicable Laws, noncompliance with which has had or could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, and (b) without limiting the foregoing, file with or furnish to the SEC, as applicable, on a timely basis (after giving effect to any extension provided by filing a notification pursuant to Rule 12b-25 under the Securities Exchange Act) all reports, statements, certifications and other documents required to be filed with or furnished to the SEC pursuant to applicable Law, including, without limitation, pursuant to the Investment Company Act, the Securities Act and the Securities Exchange Act.

6.9          Books and Records. Maintain proper records and accounts in which full, true and correct entries in conformity with GAAP, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, each other Loan Party and their Subsidiaries.

6.10        Custodian; Designated Account. Maintain the Custodian as its sole custodian and maintain each Designated Account with the bank, commodity intermediary or securities intermediary of such account as exists on the Closing Date, as applicable.

6.11        Certificate of Beneficial Ownership and Related Information. For each Loan Party, provide to Lender:

(a)            Confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to Lender;

(b)            A new Certificate of Beneficial Ownership, in form and substance acceptable to Lender in its discretion, when any individual(s) previously identified as a Beneficial Owner have changed; and

(c)            Such additional information and documentation as may be requested by Lender in its discretion for purposes of Lender’s compliance with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and with any policy or procedure implemented by Lender in respect of the same.

6.12        Compliance with Governing Documents. Promptly comply with any and all provisions of the Declaration of Trust, each other Governing Document of Borrower, each Subsidiary Governing Agreement, the Distribution Agreement, the Fund of Funds Agreement, each Investment Management Agreement, each Investment Sub-Advisory Agreement, the Administration Agreement, the Custody Agreement and all other Governing Documents of the Loan Parties.

6.13        Maintenance of Liens and Other Rights. Borrower and each other Loan Party shall perform all such acts and execute all such documents as Lender may reasonably request in order to maintain Lender’s valid, perfected first-priority Lien and security interest in the Collateral granted by the Borrower and the other Loan Parties and otherwise to preserve and protect the rights of Lender in the Collateral and their ability to enforce such rights.

6.14        Further Assurances. At any time or from time to time upon the request of Lender, each Loan Party shall execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

6.15        [Reserved.]

6.16        Joinder of Additional Loan Parties. In the event that at any time after the Closing Date, any Loan Party acquires, creates or has any Subsidiary (other than FTRAF Sub1 LLC), such Loan Party will promptly, but in any event within 10 Business Days after the last day of the then-current fiscal quarter (or such later date as the Lender may agree in writing in the Lender’s sole discretion), cause such Subsidiary to deliver to the Lender, (a) joinders to this Agreement and each other applicable Loan Document in form and substance satisfactory to the Lender, duly executed by such Subsidiary, pursuant to which, among other things, such Subsidiary joins in this Agreement as a guarantor and Loan Party hereunder and collaterally assigns, and grants liens on and security interest in, all of its assets, (b) resolutions of the members or equivalent governing body of such Subsidiary, certified by the an authorized officer or member of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinders and the other Loan Documents to which such Subsidiary is or will be a party, together with such other documentation as the Lender shall reasonably request, in each case, in form and substance satisfactory to the Lender and (c) all such documents, instruments, agreements, and certificates as may be reasonably requested by the Lender.

6.17        Regulated Investment Company. The Borrower will maintain its Status.

6.18        Post-Closing Covenant. Not later than May 28, 2024 (or such later date as the Lender may agree in its sole and absolute discretion in writing (which writing may be via email)), Borrower shall use commercially reasonable efforts to deliver, or cause to be delivered, as applicable, (a) a duly executed account control agreement, in form and substance reasonably acceptable to the Lender, in respect of each of the Borrower’s Collateral Accounts (as defined in the Security Agreement) that are not maintained with the Lender and (b) a duly executed Multiparty Agreement, in form and substance reasonably acceptable to the Lender, covering substantially the same matters with respect to the Borrower as are covered by the multiparty agreement currently in effect among the Administrator, Investment Advisor, the Lender and First Trust Alternative Opportunities Fund, a Delaware statutory trust.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower and each other Loan Party will not, without the written consent of the Lender:

7.1          Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, to or in favor of any Person, except (a) Liens in favor of the Lender; (b) Liens reflected on the financial statements referred to in Section 4.6; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business which are not overdue by more than thirty (30) days; (d) easements, rights of way, restrictions and similar encumbrances affecting real property which, in the aggregate are not substantial in amount, and which do not materially detract from the value of, or materially interfere with the use of, the property, (e) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (f) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry; (g) purchase money liens not exceeding [ ]at any time outstanding; (h) Liens securing Debt and other obligations in an aggregate amount not exceeding [ ]at any time outstanding; and (i) Liens listed on Schedule 7.1.

7.2          Debt. Create or suffer to exist or permit any of its Subsidiaries to create or suffer to exist, any Debt, other than (a) Debt reflected on the Borrower’s financial statements referred to in Section 4.6 which is not being repaid with the proceeds of the Loans; (b) Debt owed to the Lender; (c) guarantees of the Borrower or any Subsidiary thereof in respect of Debt otherwise permitted hereunder with respect to the Borrower or any Subsidiary thereof; (d) Debt listed on Schedule 7.2; (e) purchase money Debt not exceeding [ ] at any time outstanding; and (f) any other Debt in an aggregate principal amount not exceeding [ ] at any time outstanding; provided, that the Debt described in the foregoing clauses (e) and (f) is permitted hereunder only so long as, immediately after giving effect to the incurrence of such Debt and any simultaneous repayment of any other Debt, (i) the Senior Debt Asset Coverage would not be less than 3.00:1.00 and (ii) the Borrower’s aggregate outstanding Debt would not exceed the Maximum Amount.

7.3          Equity Payments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its Equity Interests, or make any distribution of assets to its equity holders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any Equity Interests of the Borrower, except that so long as no Event of Default has occurred and is continuing or shall exist and the Senior Debt Asset Coverage is not less than 3.00:1.00, the Borrower may (a) declare and deliver dividends and distributions to, and permit withdrawals requested, in each case as required under and in accordance with the Declaration of Trust, the Prospectus and the Fund Policies and (b) exercise the Repurchase Options.

7.4          Fundamental Changes. (a) Change its statutory trust or other organizational structure, as the case may be; (b) consolidate with or merge into any other Person, or acquire a substantial portion of the assets, business or Equity Interests of another Person; (c) liquidate, windup or dissolve; (d) create or acquire any Subsidiary; or (e) permit any of its Subsidiaries to do any of the foregoing, except so long as no Event of Default has occurred and is continuing or shall exist, (1) the Loan Parties may make Permitted Investments in accordance with the Declaration of Trust, the Prospectus and the Fund Policies; (2) any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; (3) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; (4) any investment permitted by Section 7.5 or Section 7.8 may be structured as a merger, consolidation or amalgamation; and (5) any Subsidiary may, with reasonable prior written notice to the Lender, dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.

7.5          Loans, Investments, Contingent Liabilities. Make or permit to remain outstanding, or guarantee, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person (collectively, “Loan Party Investments”) or permit any of its Subsidiaries to do any of the foregoing, except that the Loan Parties and their Subsidiaries may: (a) allow to remain outstanding Loan Party Investments reflected on the Borrower’s financial statements referred to in Section 4.6; (b) continue to own the existing equity interests of the Borrower’s Subsidiaries; (c) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (d) make Permitted Investments in accordance with the Declaration of Trust, the Prospectus and the Fund Policies.

7.6          Capital Expenditures. Make or permit any of its Subsidiaries to make, any capital expenditure or commitment for capital expenditures.

7.7          Asset Sales. Convey, sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its or its Subsidiary’s business, properties or Assets, whether now owned or hereafter acquired, other than in the ordinary course of business; provided that, so long as no Event of Default has occurred and is continuing or shall exist, the Borrower may dispose of Permitted Investments in accordance with the Declaration of Trust, the Prospectus and the Fund Policies. For the avoidance of any doubt, (a) the Borrower shall not, and shall not permit the Trustees (or any one or more of them) to cause the Borrower to, cause legal title in or beneficial ownership of any Assets of the Borrower to be held by, or in the name of, (i) any one or more of the Trustees acting for and on behalf of the Borrower, or (ii) any other Person as nominee acting for and on behalf of the Borrower, and (b) no Trustee shall be required to execute any Loan Document that is executed on the Closing Date.

7.8          Transactions with Affiliates. Enter into or permit to exist, or permit any of its Subsidiaries to enter into or permit to exist, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or any inter-fund lending arrangement) with any Affiliate of the Borrower, except for transactions between or among the Borrower and/or its Subsidiaries in the ordinary course of business, on terms that are less favorable to the Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate. Without limiting the foregoing, the Borrower shall not enter into any transaction with, or make any payment or transfer to any Affiliate of the Borrower, the Distributor, the Investment Advisor or any Investment Sub-Advisor, in each case that would violate the Investment Company Act or any other applicable Law.

7.9          Conduct of Business. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses engaged in by the Loan Parties, and their Subsidiaries on the date hereof and similar or directly related businesses.

7.10        Fiscal Year. Change the Borrower’s fiscal year from a year ending March 31.

7.11        Security Matters.

(a)            Name and Organization. Change any Loan Party’s name, identity or organizational structure or organizational number or reorganize, reincorporate or take any other action that results in a change of the jurisdiction of organization of any Loan Party, without giving the Lender thirty (30) days’ prior written notice thereof, provided, the jurisdiction shall at all times remain within the United States.

(b)            Perfection. Permit any other Person to maintain possession or control of any equipment or inventory of any Loan Party or any of its Subsidiaries unless the Lender has received a waiver from such Person satisfactory to the Lender; permit any certificated security or instrument to be included in the Collateral, unless they have been delivered to the Lender (with appropriate endorsements); establish, or permit any Subsidiary to establish, any Deposit Account, Commodity Account or Securities Account, unless such account is maintained with the Lender or the Lender has received a control agreement reasonably satisfactory to the Lender; or permit the security interests of the Lender in any other Collateral to be unperfected.

7.12        Limitation on Other Restrictions on Liens. Enter into, or become subject to, or permit any Subsidiary to enter into, or become subject to, any agreement or instrument that would prohibit the grant of any Lien on any of its properties, except the Loan Documents.

7.13        Limitation on Other Restrictions on Amendment of the Loan Documents. Enter into, or become subject to, or permit any Subsidiary to enter into, or become subject to, any agreement or instrument that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Loan Documents.

7.14        Limitations on Modifications of Certain Agreements and Instruments. (a) amend, modify, supplement the terms or provisions of, terminate, or waive or release any of its rights or remedies under, the Declaration of Trust, any Underlying Fund Document, any of the Fund Policies, any Subsidiary Governing Agreement or any other Governing Document, (b) in any way that is materially adverse to Lender in Lender’s capacity as lender, amend, modify, supplement the terms or provisions of, terminate, or waive or release any of its rights or remedies under, any Investment Sub-Advisory Agreement, the Investment Management Agreement, the Administration Agreement or the Custody Agreement, (c) suffer or permit the removal of any trustee, manager, general partner or other applicable governing Person of any Loan Party (other than the Borrower), or (d) permit any Subsidiary to do any of the foregoing.

7.15        [Reserved.]

7.16        Distributions. Without the prior written consent of the Lender, cancel, suspend, excuse, defer, rescind, deny, reduce or forfeit any distributions, withdrawals, redemptions, profits or other payments receivable by any Loan Party from any Underlying Fund or any other issuer of any Permitted Investment, or any other Assets of any Loan Party, in each case, in respect of such Loan Party’s ownership interest therein.

7.17        Fund Policies; Valuation. (a) Make or maintain any investment other than as permitted by the Investment Company Act and the Fund Policies, or (b) for purposes of the Loan Documents or financial reporting, value any Permitted Investment or other property thereof other than in accordance with GAAP, applicable Law (including the Investment Company Act) and the Borrower’s valuation procedures.

7.18        Financial Covenants; Covenants Relating to Investments.

(a)            Permit the ratio of (i) the Borrower’s Debt to (ii) the Borrower’s Adjusted Eligible Asset Value to exceed 0.20 as of the last day of any fiscal quarter of the Borrower ending on or after March 31, 2024;

(b)           Permit the Borrower to have a Loss in excess of [ ] % during any period of four consecutive calendar quarters, which calculation shall first be made on March 31, 2024 for the four-consecutive-calendar-quarter period then ending, and shall thereafter be made on the last day of each fiscal quarter for the four-consecutive-calendar-quarter period then ending; or

(c)           Permit both of the following to occur for any fiscal quarter of the Borrower ending on or after March 31, 2024: (i) the Net Asset Value of all Eligible Quarterly Liquid Investments to be less than an amount equal to 300.0% of the aggregate Revolving Commitment (as of the applicable date of determination) as of the last day of any fiscal quarter of the Borrower ending on or after March 31, 2024 (the “Quarterly Test”) and (ii) the Net Asset Value of all Eligible Daily Liquid Investments to be less than an amount equal to 150.0% of the aggregate Revolving Commitment (as of the applicable date of determination) as of the last day of any fiscal quarter of the Borrower ending on or after March 31, 2024 (the “Daily Test”). For the avoidance of doubt, the Loan Parties shall be deemed to have complied with this Section 7.18(c) with respect to any fiscal quarter if it satisfies at least one of the Quarterly Test and the Daily Test for such fiscal quarter.

7.19        Asset Coverage and Other Debt Covenants.

(a)           Permit the Senior Debt Asset Coverage to be less than 3.00:1.00 at any time.

(b)           Permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount at any time.

(c)           Permit the Borrower to have more than one class of Senior Securities Representing Indebtedness outstanding at any time.

ARTICLE VIII

EVENTS OF DEFAULT

8.1          Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           Borrower, or any other Loan Party shall fail to pay, when due, (i) any amount of principal of any Loan or (ii) any interest on any Loan, or any fee hereunder or any other amount payable hereunder or under any other Loan Document, and such failure shall continue for five (5) days; or

(b)           Borrower or any other Loan Party shall fail to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 6.3, 6.4, 6.7, 6.8, 6.10, 6.11, 6.12, 6.13, 6.16 or 6.17, of this Agreement or Article VII of this Agreement, the Multiparty Agreement or the Security Documents; or

(c)           Borrower or any other Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document other than those referred to in Sections 8.1(a) or (b) and any such failure shall remain unremedied for thirty (30) days after delivery of written notice of such failure by Lender; provided, however, if such default or failure is of such nature that it cannot be cured or corrected within such thirty (30) day period, then such time as may be reasonably necessary to cure or correct such failure or default, provided that the Borrower or such other Loan Party commences such cure or correction with such thirty (30) day period and thereafter diligently pursues such cure or correction to completion; or

(d)           Any representation, warranty, certification or calculation made by the Borrower or any other Loan Party in any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(e)           Borrower, any other Loan Party or any of their Subsidiaries shall (i) fail to pay any principal of, or premium or interest on, any Debt in an aggregate principal amount in excess of [ ], when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and beyond any applicable notice and cure period, or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed and beyond any applicable notice and cure period, and the effect of such default or other event is to cause, or to permit the holder of such Debt to cause, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed or any offer therefore to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, if (1) such sale or transfer is permitted hereunder and under the documents providing for such Debt and (2) such Debt is repaid when required under the documents providing for such Debt; or

(f)            (i) Borrower, any other Loan Party or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future Law, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower, any other Loan Party or any of their Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any other Loan Party or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of ninety (90) days; or

(g)           One or more judgments, attachments or decrees shall be entered against Borrower, any other Loan Party or any of their Subsidiaries in an aggregate amount in excess of [ ] and all such judgments, attachments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or

(h)           There shall occur one or more ERISA Events that might reasonably be expected to result in liability of any Loan Party, any of its Subsidiaries or any of their respective ERISA Affiliates during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds the amount set forth in the financial statements delivered pursuant to Section 4.6; or

(i)            Any Loan Document or any guaranty relating to the Loans (including without limitation, the guaranty in Article IX hereof), for any reason other than satisfaction in full of all Obligations, ceases to be in full force and effect or is declared null and void, or any guarantor denies that it has any further liability under such guaranty or gives notice to such effect; or

(j)            Any Security Document shall cease to be in full force and effect or any Lien created by or purported to be created by the Security Documents ceases to be valid, enforceable and perfected first-priority liens except to the extent expressly permitted by the Loan Documents; or

(k)           A Material Adverse Effect shall occur; or

(l)            A Change in Control shall occur; or

(m)          Borrower’s or any other Loan Party’s repudiation of or material breach of its obligations under any Underlying Fund Documents or any other material governing document with respect to any Permitted Investment;

THEN, (i) upon the occurrence of any Event of Default described in clauses (f) or (g) above, the Commitments shall immediately terminate and all Loans hereunder with accrued interest thereon, and all other Obligations under this Agreement, the Notes and the other Loan Documents shall automatically become due and payable; (ii) upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, and/or, by notice to the Borrower, declare the Loans hereunder, together with accrued interest thereon, and all other Obligations under this Agreement, the Note and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and (iii) upon the occurrence of any Event of Default, exercise the remedies available to it under the Loan Documents, and at law or in equity.

8.2          Application of Funds. After exercise of remedies under Section 8.1, any amounts received on account of Obligations shall be applied by the Lender in such order as it elects in its sole discretion.

8.3          Remedies Regarding Certain Third Parties. Subject in all cases to the terms and conditions contained herein, Borrower and each other Loan Party shall cooperate with Lender, and use commercially reasonable efforts to take any and all further actions reasonably requested by Lender, including, without limitation, providing direction or otherwise causing the Distributor, Pender, the Investment Advisor, each Investment Sub-Advisor and the Administrator to cooperate with Lender in connection herewith.

ARTICLE IX

GUARANTY

9.1          Guaranty by the Loan Parties.  The Borrower and each Subsidiary of the Borrower other than FTRAF Sub1 LLC (each a “Guarantor” and, collectively, the “Guarantor”) each hereby irrevocably and unconditionally guarantees, jointly and severally with each other Guarantor, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, (ii) all other amounts payable by the other Loan Parties under this Agreement and the other Loan Documents (but excluding, for the avoidance of doubt, all Excluded Swap Obligations), and (iii) the punctual and faithful performance, keeping, observance, and fulfillment by the other Loan Parties of all of the agreements, conditions, covenants, and obligations of each other Loan Party contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”).  Upon the failure by any Loan Party, or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, subject to any applicable grace or notice and cure period, each Guarantor agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in this Agreement or the relevant other Loan Document, as the case may be.  Each Guarantor hereby agrees that the foregoing guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.  Notwithstanding any other provision of this Agreement, the amount guaranteed by each Guarantor under this Article IX shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Guarantor’s obligations under this Article IX pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Article IX, any other agreement or applicable law shall be taken into account.

9.2          Guaranty Unconditional.  The obligations of the Guarantors under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect to the Guaranteed Obligations under any agreement or instrument, by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Agreement, any Note, any other Loan Document, or any agreement or instrument evidencing or relating to any Guaranteed Obligation;

(c)           any release, non-perfection or invalidity of any direct or indirect security for the Guaranteed Obligations under any agreement or instrument evidencing or relating to any Guaranteed Obligations;

(d)          any change in the corporate existence, structure or ownership of any Loan Party or other Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other Subsidiary or its assets or any resulting release or discharge of any obligation of any Loan Party or other Subsidiary contained in any agreement or instrument evidencing or relating to any of the Guaranteed Obligations;

(e)           the existence of any claim, set-off or other rights that any Loan Party may have at any time against any other Loan Party, the Lender, any Affiliate of the Lender or any other Person, whether in connection herewith or any unrelated transactions;

(f)            any invalidity or unenforceability relating to or against any other Loan Party for any reason of any agreement or instrument evidencing or relating to any of the Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any of the Guaranteed Obligations; or

(g)           any other act or omission of any kind by any other Loan Party, the Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this Article, constitute a legal or equitable discharge of any Guarantor’s obligations under this Section other than the irrevocable payment in full of all Guaranteed Obligations.

9.3          Obligations to Remain in Effect; Restoration.  The Guarantors’ obligations under this Article IX shall remain in full force and effect until the Obligations shall have been paid in full.  If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Guarantor, the Guarantors’ obligations under this Article with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

9.4          Waiver of Acceptance, etc.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Loan Party or any other Person, or against any collateral or guaranty of any other Person.

9.5          Subrogation.  Until the indefeasible payment in full of all of the Obligations, no Guarantor shall have any rights, by operation of law or otherwise, upon making any payment under this Section 9.5 to be subrogated to the rights of the payee against any other Loan Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any such Loan Party in respect thereof.

9.6          Effect of Stay.  In the event that acceleration of the time for payment of any amount payable by any Guarantor under any of the Guaranteed Obligations is stayed upon insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any of the Guaranteed Obligations shall nonetheless be payable by such Guarantor under this Article forthwith on demand by the Lender.

ARTICLE X

MISCELLANEOUS

10.1        Amendments, Etc. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any other Loan Party herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Lender. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.2        No Implied Waiver; Remedies Cumulative. No delay or failure of the Lender in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Lender under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

10.3        Notices. All notices and other communications (collectively, “notices”) under this Agreement shall be in writing (including facsimile transmission) and shall be sent by first-class mail, by nationally-recognized overnight courier, by personal delivery, by facsimile transmission, or by e-mail, in all cases with charges prepaid. All notices shall be sent to a party at its address specified on the signature page hereof, or to such other address as shall have been designated by the applicable party by notice to the other party hereto. Any properly given notice shall be deemed given or made upon the earliest of (i) if delivered by hand or by courier, when signed for by or on behalf of the relevant party; (ii) if delivered by mail, four Business Days after deposit in the mails, or (iii) if delivered by facsimile or e-mail, when sent and receipt has been confirmed by telephone; provided, that notices to the Lender pursuant to Article II shall not be effective until actually received by the Lender. The Lender may rely on any notice, including any notice of Borrowing (whether or not made in a manner contemplated by this Agreement), purportedly made by or on behalf of the Borrower or any other Loan Party, and the Lender shall have no duty to verify the identity or authority of the Person giving such notice. Any notice delivered to Borrower in accordance herewith shall be deemed effective notice to each other Loan Party.

10.4        Expenses. The Loan Parties agree to pay upon demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and costs associated with recording, filing, searching liens and all post-judgment collection costs and expenses) which the Lender may incur from time to time in connection with the preparation, amendment, modification, enforcement or restructuring or preservation of rights or remedies under, this Agreement.

10.5        Indemnity. The Borrower and each other Loan Party, jointly and severally, agree to defend, indemnify, pay and hold the Lender, and the shareholders, officers, directors, employees and agents of the Lender (each an “Indemnitee” and, collectively, the “Indemnitees”), harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), and the reasonable and documented out-of-pocket costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of this Agreement or the Loan Documents or any use of proceeds hereunder, or any exercise by the Lender of its rights and remedies under this Agreement and the other Loan Documents or any claim, demand, action or cause of action being asserted against the Borrower or any other Loan Party (collectively, the “Indemnified Liabilities”), provided that the Loan Parties shall have no obligation hereunder to an Indemnitee with respect to (x) Indemnified Liabilities arising from the bad faith, gross negligence or willful misconduct of such Indemnitee and (y) any claim brought by the Borrower or any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document. This Section 10.5 shall not apply with respect to any taxes other than any taxes that represent losses, claims, damages or the like arising from any non-tax claim. This covenant shall survive termination of this Agreement and payment of the Note.

10.6        Assignments and Participations. The Lender may sell, assign, transfer, negotiate or grant participations to commercial banks and other financial institutions regularly engaged in the business of making or purchasing and servicing loans in all or part of the obligations of the Borrower outstanding under the Loan Documents. The Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower any other Loan Party or any of their Subsidiaries. In the event of any partial assignment (a) the assignee shall have all rights comparable to the rights of the Lender under Sections 3.8 and 3.9; and (b) the Borrower shall have the right to replace such assignee as a Lender if such assignee requests payments under such Sections by causing another permissible financial institution to purchase the Loans and Commitment of such assignee at par and on other terms customary among lenders in the syndicated loan market.

10.7        Entire Agreement. This Agreement, together with the Exhibits and the Schedules hereto, and the other Loan Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

10.8        Survival. All representations and warranties of the Borrower contained in or made in connection with this Agreement or in any other Loan Documents shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of the Lender, any extension of credit, or any other event or circumstance whatever.

10.9        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic transmission shall also deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

10.10      Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way be affected or impaired thereby.

10.11      Headings. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

10.12      Setoff. In the event that any obligation of the Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document shall have become due and payable, the Lender is hereby authorized by the Borrower and each other Loan Party, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by such Lender to the Borrower or any other Loan Party (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as such Lender in its sole discretion may elect. The Borrower and, if applicable, and each other Loan Party hereby grants to the Lender a security interest in all deposits and accounts maintained with, and all other assets of the Borrower or such Loan Party in the possession of, the Lender. The rights of the Lender under this Section 10.12 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have. The Borrower and each other Loan Party agree that any Affiliate of the Lender, and any holder of a participation in any obligation of the Borrower under this Agreement, shall have the same rights of setoff as the Lender as provided in this Section 10.12 regardless of whether such Affiliate or participant otherwise would be deemed a creditor of the Borrower.

10.13      Limitation on Payments. The parties hereto intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by the Lender from the Borrower. Accordingly, notwithstanding any other provision hereof, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of applicable Law limiting the maximum amount of interest which may be charged or collected by the Lender from the Borrower. To the fullest extent permitted by law, in any action, suit or proceeding pertaining to this Agreement, the burden of proof, by clear and convincing evidence, shall be on the Borrower to demonstrate that this Section 10.13 applies to limit any obligation of the Borrower under this Agreement or to require the Lender to make any refund, or claiming that this Agreement conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by the Lender from the Borrower, as to each element of such claim.

10.14      Disclosure of Information to Affiliates. Confidentiality and Disclosure of Information. The Lender hereby agrees to (a) treat confidentially and as proprietary information of the Loan Parties all Information (as defined below), and (b) not disclose such Information except: (i) to the extent required by applicable Law or by any subpoena or similar legal process, (ii) to a Related Party, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (iii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority), including without limitation, to examiners or auditors of any applicable Governmental Authority which examines such Person’s books and records while conducting such examination or audit or in connection with maintaining compliance with Lender’s internal policies regarding audit access and document retention, (iv) in connection with any audit by an independent public accountant of the Lender, provided such auditor thereto agrees to be bound by the provisions of this Section 10.14, (v) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 10.14, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, (vi) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vii) to the extent required by any internal policy of the Lender relating to audit access or document retention, or (viii) with the consent of the Borrower. As used herein, “Information” means all records and other information regarding the Loan Parties’ portfolio holdings furnished by the Loan Parties or their representatives, in each case other than any such records or information which are publicly available (through no wrongful act of the Lender or any of its employees, agents or representatives) or are otherwise available to the Lender or any Related Party on a public or non-confidential basis prior to disclosure by the Loan Parties; provided that, in the case of information received from the Loan Parties after the Closing Date, such information is clearly identified at the time of delivery as confidential.

Notwithstanding anything to the contrary in this Section 10.14, the Lender may disclose information relating to any Loan Party and its Subsidiaries or any of their respective businesses, including information regarding the financial condition and property, and the amount of Debt owed to the Lender and the terms, conditions and other provisions applicable thereto to its Affiliates and to any of its partners, directors, officers, employees, agents, trustees, advisors and representatives or to any other Persons as the Lender shall deem advisable for the conduct of its business (collectively, the “Related Parties”). The obligations of the parties hereto under this Section 10.14 shall survive for one (1) calendar year following the termination of this Agreement, at which time such obligations shall automatically terminate and be of no further force and effect.

10.15     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties party hereto, the Lender and their respective successors and permitted assigns, except that none of the Loan Parties shall have any right to assign any of their respective rights hereunder or any of their respective interests herein without the prior written consent of the Lender.

10.16     Governing Law. THIS AGREEMENT, THE SECURITY AGREEMENT, THE ASSIGNMENT AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES.

10.17     Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

10.18      Consent to Jurisdiction; Venue. All judicial proceedings brought against any Loan Party with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in sitting in Cuyahoga County, Ohio, and by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

10.19      USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56), as amended, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with such Act.

10.20      Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE LENDER OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE LENDER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (WHETHER BASED ON BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST.

10.21      Keepwell. Each Loan Party, to the extent it is a Qualified ECP Guarantor, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by such Loan Party to honor all of its obligations under Article IX in respect of Designated Hedge Agreements (provided, however, that the Loan Parties shall only be liable under this Section 10.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.21 or otherwise under Article IX, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Loan Parties under this Section 10.21 shall remain in full force and effect until payment in full of all of the Obligations and the termination of the Revolving Commitments hereunder.  The Loan Parties intend that this Section 10.21 constitute, and this Section 10.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.22       COUNSEL. EACH LOAN PARTY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT IT UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

First Trust Real Assets FUND

By:	/s/ Chad Eisenberg
Name:	Chad Eisenberg
Title:	Treasurer

Address:

First Trust Capital Management L.P.
225 W. Wacker Drive – 21st Floor
Chicago, Illinois 60606
Attention: Chad Eisenberg
Fax: 847.386.2910
E-mail: ceisenberg@firsttrustcapital.com

With a copy to:

Marc D. Bassewitz
Chief Compliance Officer & General Counsel
First Trust Capital Management L.P.
225 W. Wacker Drive – 21st Floor
Chicago, Illinois 60606
Attention: Marc D. Bassewitz
Telephone: 312.604.1998
Fax: 847.386.2910
E-mail: mbassewitz@firsttrustcapital.com

[Signature Page to Credit Agreement]

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TRISTATE CAPITAL BANK

By:	/s/ Jeremy R. Green
Name:	Jeremy R. Green
Title:	Senior Vice President

Address:

TriState Capital Bank
Attn: Loan Administration
One Oxford Centre, 27th Floor
301 Grant Street
Pittsburgh, PA 15219
Telephone: 412.304.0304
Fax: 412.304.0339
E-Mail: CLOperations@tscbank.com

With a copy to:

TriState Capital Bank
Attn: Legal Department
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, PA 15219
Telephone: 412-304-0406
Fax: 412-304-0391
E-mail: kfriedman@tscbank.com

-and-

TriState Capital Bank
Attn: Fund Finance Department
650 Madison Avenue, 21st Floor
New York, NY 10022
E-mail: fundfinance@tscbank.com

[Signature Page to Credit Agreement (cont.)]

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